Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125631, 333-100327, 333-102858, 333-116170, 333-87482, 333-51094, 333-78793, 333-89279, 333-90809, 333-31874, 333-57092 and 333-72200) and Form S-8 (Nos. 333-214270, 333-214269, 333-170517, 333-163350, 333-123737 and 333-88983) of Regis Corporation of our report dated August 31, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 31, 2020